AllianceBernstein High Yield
March-07

Exhibit 77E

Legal Proceedings
As has been previously reported, the
staff of the U.S.
Securities and Exchange
Commission (?SEC?) and the Office of New
York Attorney
General (?NYAG?)
have been investigating practices in the mutual fund industry identified as
?market timing? and ?late trading? of
mutual fund shares.
Certain other regulatory
authorities have also been conducting
investigations into
these practices within
the industry and have requested that the Adviser provide information to them.
The Adviser has been cooperating and will continue to cooperate with all of these authorities.

On December 18, 2003, the Adviser
confirmed that it had
reached terms
with the SEC and the NYAG for the
resolution of
regulatory claims relating to the
practice of ?market timing? mutual fund
shares in some of
the AllianceBernstein
Mutual Funds. The agreement with the SEC is reflected in an Order of the
Commission (?SEC Order?). The agreement
with the
NYAG is memorialized
in an Assurance of Discontinuance dated
September 1,
2004 (?NYAG Order?).
Among the key provisions of these
agreements are the
following:

(i) The Adviser agreed to establish a
$250 million fund (the
?Reimbursement
Fund?) to compensate mutual fund
shareholders for the
adverse
effects of market timing attributable to market timing relationships described in the SEC Order. According to the SEC Order, the Reimbursement
Fund is to be paid, in order of priority, to fund investors based on (i) their aliquot share of losses suffered by the fund due to market timing, and (ii) a proportionate share of advisory fees paid by such fund during the period of such market timing;

(ii) The Adviser agreed to reduce the
advisory fees it
receives from some of
the AllianceBernstein long-term, open-end retail funds until
December
31, 2008; and

(iii) The Adviser agreed to implement
changes to its
governance and compliance
procedures. Additionally, the SEC Order
and the NYAG
Order
contemplate that the Adviser?s registered investment company clients, including the Fund, will introduce governance and compliance changes.

In anticipation of final, definitive
documentation of the
NYAG Order and effective
January 1, 2004, the Adviser began
waiving a portion of
the advisory fee . On September 7, 2004, the investment advisory agreement was amended to reflect the reduced advisory fee at the annual rate of .50%
of the first $2.5
billion,
..45% of the next $2.5 billion and .40% in excess of $5 billion, of the Fund?s average daily net assets.

A special committee of the Adviser?s
Board of Directors,
comprised of the members
of the Adviser?s Audit Committee and the other independent member of the Adviser?s Board, directed and oversaw an internal investigation and a comprehensive review of the facts and circumstances relevant to the SEC?s and the NYAG?s investigations.

In addition, the Independent Directors of the Fund (?the
Independent Directors?)
have conducted an investigation of the
above-mentioned
matters
with the advice of an independent
economic consultant and
independent
counsel.


On October 2, 2003, a purported class
action complaint
entitled Hindo, et al. v.
AllianceBernstein Growth & Income Fund,
et al. (?Hindo
Complaint?) was filed
against the Adviser, Alliance Capital
Management Holding
L.P. (?Alliance
Holding?), Alliance Capital Management
Corporation,
AXA Financial, Inc., the
AllianceBernstein Funds, certain officers of the Adviser
(?Alliance defendants?),
and certain other defendants not
affiliated with the Adviser,
as well as unnamed
Doe defendants. The Hindo Complaint was
filed in the
United States District
Court for the Southern District of New
York by alleged
shareholders of two of
the AllianceBernstein Funds. The Hindo
Complaint alleges
that certain of the
Alliance defendants failed to disclose
that they improperly
allowed certain hedge
funds and other unidentified parties to
engage in ?late
trading? and ?market
timing? of AllianceBernstein Fund
securities, violating
Sections 11 and 15 of the
Securities Act, Sections 10(b) and 20(a) of the Exchange
Act and Sections 206
and 215 of the Advisers Act. Plaintiffs
seek an unspecified
amount of compensatory
damages and rescission of their contracts with the Adviser, including recovery of all fees paid to the Adviser pursuant to such contracts.

Since October 2, 2003, 43 additional
lawsuits making
factual allegations
generally similar to those in the Hindo
Complaint were
filed in various federal
and state courts against the Adviser and certain other defendants. The plaintiffs in such lawsuits have asserted a variety of theories for recovery including, but not limited to, violations of the Securities Act, the Exchange Act, the Advisers Act, the
Investment Company
Act, the Employee
Retirement Income Security Act of 1974,
as amended
(?ERISA?), certain state
securities laws and common law.  All
state court actions
against the Adviser either were
voluntarily dismissed or
removed to federal court. On February 20, 2004, the
Judicial Panel on Multidistrict
Litigation transferred all
actions to the United States District
Court for the District of
Maryland (the ?Mutual Fund MDL?).

On September 29, 2004, plaintiffs filed
consolidated
amended complaints with
respect to four claim types: mutual fund shareholder claims; mutual fund derivative claims; derivative claims brought on behalf of Alliance
Holding; and claims
brought under ERISA by participants in
the Profit Sharing
Plan for Employees
of the Adviser. All four complaints
include substantially
identical factual allegations,
which appear to be based in large part on the SEC Order and the
NYAG Order.

On April 21, 2006, the Adviser and
attorneys for the
plaintiffs in the mutual fund shareholder claims, mutual fund derivative claims, and ERISA claims entered into a confidential memorandum of understanding
(?MOU?)
containing their agreement to settle
these claims. The
agreement will be documented by a
stipulation
of settlement and will be submitted for
court approval at a
later date. The derivative claims brought on behalf of
Alliance Holding remain pending.

On February 10, 2004, the Adviser
received (i) a subpoena
duces tecum from
the Office of the Attorney General of the State of West
Virginia and (ii) a request
for information from West Virginia?s
Office of the State
Auditor, Securities
Commission (the ?West Virginia Securities
Commissioner?) (together, the
?Information
Requests?). Both Information Requests
require the Adviser
to produce
documents concerning, among other things, any market timing or late trading in the Adviser?s sponsored mutual funds. The
Adviser
responded to the Information
Requests and has been cooperating fully
with the
investigation.

On April 11, 2005, a complaint entitled
The Attorney
General of the State of West
Virginia v. AIM Advisors, Inc., et al.
(?WVAG Complaint?)
was filed against the
Adviser, Alliance Holding, and various
other defendants
not affiliated with the
Adviser. The WVAG Complaint was filed in the Circuit
Court of Marshall
County, West Virginia by the Attorney
General of the State
of West Virginia. The
WVAG Complaint makes factual allegations generally similar to those in the
Hindo Complaint. On October 19, 2005, the
WVAG
Complaint was transferred to the Mutual
Fund MDL.

On August 30, 2005, the West Virginia
Securities
Commissioner signed a Summary Order to
Cease and
Desist, and
Notice of Right to Hearing addressed to
the Adviser and
Alliance Holding. TheSummary Order claims that the
Adviser and Alliance Holding violated the WestVirginia
Uniform Securities Act, and makes factual allegations generally similarto those in the
Commission Order and the
NYAG Order. On January 26, 2006, the
Adviser,
Alliance Holding, and various
unaffiliated defendants
filed a Petition for Writ of Prohibition and Order
Suspending Proceedings in West Virginia
state court
seeking to vacate the Summary Order and
for other
relief. The court denied the writ and in September 2006 the
Supreme Court of Appeals declined the
defendants?
petition for appeal. On September 22,
2006, Alliance and
Alliance Holding filed an answer and
motion to dismiss the
Summary Order with the Securities
Commissioner.

On June 22, 2004, a purported class
action complaint
entitled Aucoin, et al. v.
Alliance Capital Management L.P., et al.
(?Aucoin
Complaint?) was filed against
the Adviser, Alliance Holding , Alliance
Capital
Management Corporation, AXA Financial,
Inc.,
AllianceBernstein Investment
Research & Management, Inc., certain
current and former
directors of the
AllianceBernstein Mutual Funds, and
unnamed Doe
defendants. The Aucoin
Complaint names certain of the
AllianceBernstein mutual
funds as nominal
defendants. The Aucoin Complaint was
filed in the United
States District Court
for the Southern District of New York by alleged shareholders of an
AllianceBernstein mutual fund. The Aucoin
Complaint
alleges, among other
things, (i) that certain of the
defendants improperly
authorized the payment of
excessive commissions and other fees from fund assets to broker-dealers in exchange for preferential marketing services, (ii) that certain of the defendants misrepresented and omitted from registration statements and other reports material facts concerning such payments, and (iii) that certain defendants caused such conduct as control persons of other defendants. The
Aucoin Complaint
asserts claims for violation of Sections
34(b), 36(b) and
48(a) of the Investment
Company Act, Sections 206 and 215 of the
Advisers Act,
breach of common law
fiduciary duties, and aiding and abetting breaches of common law fiduciary duties. Plaintiffs seek an unspecified amount of compensatory damages and puni-tive damages, rescission of their contracts with the Adviser, including recovery of all fees paid to the Adviser pursuant to such contracts, an accounting of all fundrelated fees, commissions and soft dollar payments, and restitution of all unlawfully or discriminatorily obtained fees and expenses.

Since June 22, 2004, nine additional
lawsuits making
factual allegations substantially similar to those in the
Aucoin Complaint were filed against the
Adviser and
certain other defendants. All nine of the lawsuits (i) were brought as class actions filed in the United States District
Court for the Southern District of New
York, (ii) assert
claims substantially identical to the
Aucoin Complaint, and
(iii) are brought on behalf of
shareholders of the Funds.
On February 2, 2005, plaintiffs filed a
consolidated
amended class action complaint (?Aucoin
Consolidated
Amended Complaint?) that asserts claims
substantially
similar to the Aucoin Complaint and the
nine additional
lawsuits referenced above. On October 19, 2005, the
District Court dismissed each of the
claims set forth in the
Aucoin Consolidated Amended Complaint,
except for
plaintiffs? claim under Section 36(b) of the Investment
Company Act. On January 11, 2006, the
District Court
granted defendants? motion for
reconsideration and
dismissed the remaining Section 36(b)
claim. On May 31,
2006 the District Court denied
plaintiffs? motion for leave
to file an amended complaint. On July 5, 2006, plaintiffs filed a notice of appeal. On October 4, 2006 the appeal was withdrawn by stipulation, with plaintiffs reserving the right to reinstate it at a later date.

It is possible that these matters and/or other developments resulting from these matters could result in increased redemptions of the
AllianceBernstein Mutual
Funds? shares or other adverse
consequences to the
AllianceBernstein Mutual
Funds. This may require the
AllianceBernstein Mutual
Funds to sell investments held by those
funds to provide
for sufficient liquidity and could also
have an adverse
effect on the investment
performance of the AllianceBernstein
Mutual Funds.
However, the Adviser believes that these matters are not likely to have a material adverse effect on its ability to perform advisory services relating to the AllianceBernstein Mutual Funds.